MILLER ENERGY HOLDS ANNUAL SHAREHOLDERS MEETING

KNOXVILLE, TN - (March 20, 2013). Miller Energy Resources, Inc. (NYSE: MILL) announced today that its shareholders elected nine directors and ratified the selection of KPMG LLP as the company's independent registered public accounting firm at its annual meeting of shareholders held Monday, March 18, 2013.
Reiterating remarks from that meeting Scott M. Boruff, Chief Executive Officer of Miller Energy Resources, said, "This is the most exciting time in the history of Miller Energy Resources. In the last five years, we've worked to acquire acreage and assets, hire the right people to make up our corporate and operational teams, and secure the funding needed to execute the next stage of our ambitious drilling program. With that foundation is in place, we are focused on rapidly ramping up our production.
“So far, we have gone 4 for 4 in our reworks of wells on the Osprey Platform, bringing RU-1, RU-7, RU-3, and RU-4 online. RU-3 and RU-4, both gas wells, have eliminated our need to purchase fuel gas from third parties, resulting in a savings of approximately $500,000 per month. Once a gas contract is in place, we will increase production from these wells, becoming a net seller of gas. We've completed our replacement of the electric submersible pump on our RU-7 oil well, and once it finishes cleaning up, we expect to see resumed production at previous rates.
“Over the next twelve months, in addition to completing sidetracks of oil wells RU-2 and RU-5, we'll resume work at our onshore gas prospect Otter on Otter well #1 and drill a new well at another onshore gas prospect, Olsen Creek. We also intend to drill two oil and gas wells at our West MacArthur River Unit as well as the Sword #1 well, which will be adjacent to West Mac.
“With respect to our midstream assets, we hope to finish the engineering on our Trans-Foreland pipeline later this year. We also anticipate receiving between $15 million and $20 million in tax rebates from the State of Alaska.
“In Tennessee, in addition to planned reworks of existing wells, we are permitting two more horizontal wells, and intend to accelerate our horizontal drilling program there.
“We're very excited about ramping up our production through our drilling program, especially on our Osprey offshore platform, which sits over the Redoubt Shoals field, our largest reserve base. We believe that increases in our production should translate directly into increased revenues, and ultimately, increased value for our shareholders.” concluded Mr. Boruff.
At the meeting, shareholders elected the following directors for a one-year term:

•	Deloy Miller - Chairman of the Board of Miller Energy Resources

•	Scott M. Boruff - CEO of Miller Energy Resources

•	David J. Voyticky - President and Acting Chief Financial Officer of Miller Energy Resources

•	David M. Hall - CEO of Cook Inlet Energy, a subsidiary of Miller Energy Resources

•	Merrill A. McPeak - President of McPeak and Associates

•	Herman E. Gettelfinger - Former Co-owner and President of Kelso Oil Company (retired)

•	Gerald E. Hannahs - Private Investor

•	Charles M. Stivers - Charles M. Stivers, C.P.A.

•	Don A. Turkleson - Vice President and Chief Financial Officer of Gulf Coast Energy Resources, LLC.

About Miller Energy Resources

Miller Energy Resources, Inc. is an oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Mississippian Lime and Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee. The company's common stock is listed on the NYSE under the symbol MILL.

Statements Regarding Forward-Looking Information
Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller Energy to experience additional operating losses; high debt costs under its existing senior credit facility; potential limitations imposed by debt covenants under its senior credit facility on its growth and ability to meet business objectives; the need to enhance management, systems, accounting, controls and reporting performance; uncertainties related to the filing of its Form 10-K for 2011; litigation risks; its ability to perform under the terms of its oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; its ability to successfully acquire, integrate and exploit new productive assets in the future; its ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; risks associated with the hedging of commodity prices; its dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on its Cook Inlet Basin operations; adverse effects of the national and global economic downturns on our profitability; the imprecise nature of its reserve estimates; drilling risks; fluctuating oil and gas prices and the impact on results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on its common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; and risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2012. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

MZ Group
Derek Gradwell
SVP, Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us